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                                                                     Exhibit (j)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 34 of our audit reports on the financial statements of the Gateway Fund, Gateway Small Cap Index Fund and Cincinnati Fund of The Gateway Trust, dated January 19 1999, and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 34.



                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                         ARTHUR ANDERSEN LLP

Cincinnati, Ohio,

   April 29, 1999